Exhibit 99.1

                 Eagle Broadband Accelerates Business
  Strategy Shift to Focus on Delivering Revenue Generating, IP-Based
         Video & Set Top Box Solutions to Broadband Providers


    HOUSTON--(BUSINESS WIRE)--Aug. 11, 2005--

     Company Ends Agreements with Lake Las Vegas Resort to Further Concentrate on the Development and Marketing of IPTVComplete, MediaPro
     IP Set-Top Boxes & SatMAX Satellite Communications Solutions

    Eagle Broadband, a leading provider of broadband, Internet protocol (IP) and communications technology and services (AMEX:EAG), announced today that the company is terminating its joint venture, limited liability company agreement with Neva Holdings, LLC, an entity related to the Lake Las Vegas Resort, to further concentrate its efforts on delivering revenue generating, IP-based video and set-top box solutions to broadband and hospitality providers and satellite communications solutions to government, military and commercial customers.
    Eagle is also ending its Services Agreement with TransCom Cable, LLC (another Lake Las Vegas Resort entity) under which Eagle has been providing network integration, video programming, billing and operational support services to the Lake Las Vegas Resort over the past several years. Eagle will continue to provide services under the Services Agreement until early November of this year and will receive payment for the equipment and other services Eagle has delivered to date.
    "I have previously stated that my number one focus at Eagle Broadband is growing revenues and driving the company towards profitability," said David Micek, president and CEO of Eagle Broadband. "To accomplish this, we must concentrate our resources on those areas that we believe can produce the greatest revenues and returns. As a result, I have been evaluating all of the company's current businesses and projects to ensure that we are investing in those areas that can produce the best possible returns."
    Micek continued, "After a thorough review of the Lake Las Vegas Resort project, we believe that we can better maximize our revenue potential by focusing our capital and company resources on the development and marketing of our IPTVComplete, MediaPro IP set-top box and SatMAX satellite communications solutions. While we have valued the opportunity to serve the Lake Las Vegas Resort community, we are ending these agreements so we can better focus on our core businesses."
    The key reasons driving Eagle Broadband to end these agreements with Lake Las Vegas Resort include:

    -- After a thorough review, new Eagle management determined that the project, as contemplated by the LLC Agreement, was no longer in line with the company's core business focus of providing broadband providers with revenue generating, technology and services solutions such as IPTVComplete.

    -- Revised build-out schedules have been extended beyond the original projections, slowing revenue ramp rates for the project. As a result, Eagle management believes that the $3 - 5 million investment required by Eagle under the LLC Agreement has the potential to produce better returns for Eagle shareholders by investing in the company's core focus areas (e.g. IPTVComplete, MediaPro IP set-top boxes, SatMAX, etc.).

    -- A key component of the company's new business strategy is enabling other broadband providers to deliver advanced broadband services to their subscribers (i.e. assist customers such as All Access Technologies deliver high quality video services using IPTVComplete in the Las Vegas and Nevada markets, etc.).

    -- Exiting from the project now eliminates the requirement for significant cash outlays that would be required to remain a partner in the LLC venture.

    About Eagle Broadband

    Eagle Broadband is a leading provider of broadband, Internet Protocol (IP) and communications technology and services that create new revenue opportunities for broadband providers and enhance communications for government, military and enterprise customers. Eagle leverages years of proven experience delivering advanced, IP-based broadband services to provide service provider partners with a way to deliver next generation entertainment, communications and security services to their subscribers. The company's product offerings include IPTVComplete(TM) the fastest, lowest cost way for broadband providers to deliver the most competitive IP video services, the MediaPro line of HDTV-ready IP set-top boxes that enable broadband providers and hotel operators to maximize revenues by delivering state-of-the-art, interactive entertainment services and the SatMAX(TM) satellite communications system that provides government, military, homeland security and enterprise customers with reliable, non-line-of-sight, voice and data communications from any location on Earth. The company is headquartered in Houston, Texas. For more information, please visit www.eaglebroadband.com or call 281-538-6000.
(EAGG)
    Forward-looking statements in this release regarding Eagle Broadband, Inc. are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, continued acceptance of the company's products, increased levels of competition, new products and technological changes, the company's dependence upon third-party suppliers, intellectual property rights, and other risks detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.


    CONTACT: Eagle Broadband, Houston
             Frederick Reynolds, 281-538-6034
             freynolds@eaglebroadband.com